Exhibit 99.1

NVIDIA REPORTS RECORD RESULTS FOR
FOURTH QUARTER AND FISCAL YEAR 2007
Company Achieves Record Annual Revenue;
Annual Net Income Increases 49 Percent Year-Over-Year

SANTA CLARA, CA—FEBRUARY 13, 2007—NVIDIA Corporation (Nasdaq: NVDA) today reported financial results for the fourth quarter of fiscal 2007 and the fiscal year ended January 28, 2007.

For the fourth quarter of fiscal 2007, revenue increased to a record $878.9 million, compared to $633.6 million for the fourth quarter of fiscal 2006, an increase of 39 percent.  Net income computed in accordance with U.S. generally accepted accounting principles (GAAP) for the fourth quarter of fiscal 2007 was $163.5 million, or $0.41 per diluted share, compared to net income of $97.4 million, or $0.26 per diluted share, for the fourth quarter of fiscal 2006, a net income increase of 68 percent.

Non-GAAP net income for the fourth quarter of fiscal 2007, which excludes a charge for in-process research and development related to our acquisition of Portal Player, Inc., plus SFAS 123R and other stock-based compensation charges and the associated payroll tax impact, was $205.6 million, or $0.53 per diluted share.

Revenue for the fiscal year ended January 28, 2007 was a record $3.07 billion, compared to revenue of $2.38 billion for the fiscal year ended January 29, 2006, an increase of 29 percent. GAAP net income for the fiscal year ended January 28, 2007 was $448.8 million, or $1.15 per diluted share, compared to GAAP net income of $301.2 million, or $0.82 per diluted share, for the fiscal year ended January 29, 2006, a net income increase of 49 percent.

Non-GAAP net income for the fiscal year ended January 28, 2007, which excludes a charge for in-process research and development related to the acquisition of Portal Player, Inc., a one-time charge associated with licensing certain patents, plus SFAS 123R and other stock-based compensation charges and the associated payroll tax impact, was $577.9 million, or $1.50 per diluted share.

“Fiscal 2007 was an outstanding year,” stated Jen-Hsun Huang, president and CEO of NVIDIA. “Our record year is a result of intense focus on building market-defining products and financial performance. We established the number one position in multiple categories - desktop GPUs, notebook GPUs, workstation GPUs, and AMD chipsets. Most importantly, we significantly enhanced our strategic position in the markets we serve.”

“Looking ahead into fiscal 2008, we expect multiple growth drivers - driving deeper into the Intel segment with our branded motherboard GPUs, delivering our first application processor for the handheld market, and launching the ‘GPU Computing’ era with GPUs designed to dramatically accelerate high-performance computing. This is the year the industry ramps three very new applications that are enhanced with our GPUs - Vista, DX10, and HD/Blu-ray DVD. It is exciting that the GPU is becoming an increasingly central part of our computing experience,” added Mr. Huang.

Fourth Quarter Fiscal 2007 Highlights:

•
Non-GAAP gross margin reached a Company record of 44.2 percent, an increase of 130 basis points sequentially from the third quarter of fiscal 2007, and 400 basis points year-over-year. GAAP gross margin was 43.9 percent.

•
NVIDIA extended its leadership share position in the notebook graphics processing unit (GPU) segment to 58 percent share, according to the Mercury Research Fourth Quarter 2006 PC Graphics Report. Notebook GPU revenue grew over 120 percent year-over-year.

•
The NVIDIA nForce® MCP product line achieved record revenue for its tenth consecutive quarter. NVIDIA nForce MCP revenue grew 16 percent sequentially from the third quarter of fiscal 2007 and 89 percent year-over-year.

•	The NVIDIA Quadro® professional product line achieved record revenue with a 24 percent revenue increase from the fourth quarter of fiscal 2006.
•
NVIDIA announced the latest version of its Preface™ Personal Media Display platform, a secondary processor and display subsystem that enables users to access information from their notebook or PC, even when the main system is powered down.

•
The National Academy of Television Arts and Science recognized the Company’s innovation in graphics processor development with a Technology and Engineering Emmy Award at the Consumer Electronics Show (CES) held in January 2007.

•	NVIDIA completed its acquisition of Portal Player, Inc., a leading supplier of semiconductors, firmware, and software for personal media players and secondary display-enabled computers.

NVIDIA will conduct a conference call with analysts and investors to discuss its fourth quarter fiscal 2007 financial results and current financial prospects today at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time). To listen to the call, please dial (706) 679-0543. A live Web cast (listen-only mode) of the conference call will be held at the NVIDIA investor relations Web site http://nvidia.com/ir and at http://www.streetevents.com. The Web cast will be recorded and available for replay until the Company’s conference call to discuss its financial results for its first quarter fiscal 2008.

Non-GAAP Measures
To supplement the Company’s Consolidated Statements of Income presented in accordance with GAAP, we use non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP basic and diluted net income per share, and other non-GAAP line items from the Consolidated Statements of Income, including cost of revenue information, gross profit, gross margin, operating expenses (including research and development, and sales, general and administrative expenses) and income tax expense. In order for our investors to be better able to compare our current results with those of previous periods, we have shown a non-GAAP presentation of our Consolidated Statements of Income as reconciled against the GAAP presentation. Our non-GAAP results adjust our GAAP results to exclude stock-based compensation, in-process R&D related to acquisitions, certain non-recurring charges associated with settling IP matters, and related tax differences. We believe the presentation of our non-GAAP results enhances the user's overall understanding of our historical financial performance. The presentation of our non-GAAP financial results is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

About NVIDIA
NVIDIA Corporation is the worldwide leader in programmable graphics processor technologies. The Company creates innovative, industry-changing products for computing, consumer electronics, and mobile devices. NVIDIA is headquartered in Santa Clara, CA and has offices throughout Asia, Europe, and the Americas. For more information, visit www.nvidia.com.

Certain statements in this press release including, but not limited to, statements as to: the features, uses, capabilities and performance of NVIDIA GPUs, workstations and chipsets; growth drivers; target markets; delivering our first application process in the handheld market; applications that are enhanced by our products; the role of the GPU; and the use of non-GAAP financial measures are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: delays in ramping new products into production; loss of performance when technologies are integrated; slower than expected growth of a target market; loss of an opportunity in a target market; delays in the launch of new products or technologies; manufacturing or software defects; market or customer acceptance of a competitor's product instead of ours; development of faster or more efficient GPUs; the impact of technological development and competition; our dependence on third-party manufacturers; general industry trends; changes in industry standards and interfaces as well as other factors detailed from time to time in the reports NVIDIA files with the Securities and Exchange Commission including its Form 10-Q for the quarter ended October 29, 2006. Copies of reports filed with the SEC are posted on our website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

# # #

Copyright © 2007 NVIDIA Corporation.  All rights reserved.  All company and/or product names may be trade names, trademarks and/or registered trademarks of the respective owners with which they are associated. Features, pricing, availability, and specifications are subject to change without notice.

NVIDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 28,	January 29,	January 28,	January 29,
	2007	2006 (As restated)	2007	2006 (As restated)

Revenue	$878,873	$633,614	$3,068,771	$2,375,687
Cost of revenue (A)	493,167	378,812	1,768,322	1,465,654

Gross profit	385,706	254,802	1,300,449	910,033

Operating expenses:
Research and development (A)	162,276	93,346	553,467	357,123
Sales, general and administrative (A)	84,916	50,766	293,530	202,088
Settlement costs	-	-	-	14,158

Total operating expenses	247,192	144,112	846,997	573,369

Operating income	138,514	110,690	453,452	336,664

Interest and other income, net	13,045	4,386	41,028	20,124

Income before income tax expense	151,559	115,076	494,480	356,788

Income tax expense (benefit) (B)	(11,947)	17,702	46,350	55,612

Income before change in accounting principle	163,506	97,374	448,130	301,176

Cumulative effect of change in accounting principle (C)	-	-	704	-

Net income	$163,506	$97,374	$448,834	$301,176

Basic net income per share	$0.46	$0.28	$1.27	$0.89
Diluted net income per share	$0.41	$0.26	$1.15	$0.82

Shares used in basic per share computation (D)	358,781	342,084	352,404	339,380
Shares used in diluted per share computation (D)	398,994	371,851	391,504	365,704

(A) Results include stock-based compensation expense as follows (in thousands):
	Three Months Ended		Twelve Months Ended
	January 28,	January 29,	January 28,	January 29,
	2007	2006 (As restated)	2007	2006 (As restated)
Cost of revenue	$2,922	$138	$8,200	$762
Research and development	20,333	911	70,077	5,024
Sales, general and administrative	10,654	602	38,458	(2,354)
Total stock-based compensation expense	$33,909	$1,651	$116,735	$3,432

(B) The effective income tax rate for the three and twelve months ended January 28, 2007 was a tax benefit of 8% and tax expense of 9%, respectively. The effective income tax rate for the three and twelve months ended January 29, 2006 was a tax expense of 15% and 16%, respectively.

(C) Reflects the net cumulative impact of estimating forfeitures as a result of the adoption of SFAS 123R.
(D) Reflects a two-for-one stock split effective on April 6, 2006.

NVIDIA CORPORATION
NON-GAAP CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended				Three Months Ended
	January 28, 2007				January 29, 2006
	Reported	Non-GAAP Entries		Non-GAAP	Reported	Non-GAAP Entries		Non-GAAP

Revenue	$878,873	$-		$878,873	$633,614	$-		$633,614

Cost of revenue	493,167	(2,922)	(A)	490,245	378,812	(138)	(A)	378,674

Gross profit	385,706	2,922		388,628	254,802	138		254,940

Operating expenses:
		(20,333)	(A)
Research and development	162,276	(13,400)	(B)	128,543	93,346	(911)	(A)	92,435
Sales, general and administrative	84,916	(10,654)	(A)	74,262	50,766	(602)	(A)	50,164

Total operating expenses	247,192	(44,387)		202,805	144,112	(1,513)		142,599

Operating income	138,514	47,309		185,823	110,690	1,651		112,341

Interest and other income, net	13,045	-		13,045	4,386	-		4,386

Income before income tax expense	151,559	47,309		198,868	115,076	1,651		116,727

Income tax expense (benefit)	(11,947)	5,239	(C)	(6,708)	17,702	974	(C)	18,676

Net income	$163,506	$42,070		$205,576	$97,374	$677		$98,051

Basic net income per share	$0.46			$0.57	$0.28			$0.29
Diluted net income per share	$0.41			$0.53	$0.26			$0.26

Shares used in basic per share computation (D)	358,781	-		358,781	342,084			342,084
Shares used in diluted per share computation (D)	398,994	(7,480)	(E)	391,514	371,851	393	(E)	372,244

(A) Stock-based compensation expense.
(B) Excludes $13.4 million of In-Process Research & Development related to our acquisition of PortalPlayer.
(C) Income tax expense impact of non-GAAP entries.
(D) Reflects a two-for-one stock split effective on April 6, 2006.
(E) Reflects an adjustment for (7,480) shares and 393 shares for the three months ended January 28, 2007 and January 29, 2006, respectively, to the diluted outstanding shares calculated under SFAS 123R to conform to diluted outstanding shares calculated under prior accounting standards (APB25).

NVIDIA CORPORATION
NON-GAAP CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Twelve Months Ended					Twelve Months Ended
	January 28, 2007					January 29, 2006
	Reported	Non-GAAP Entries			Non-GAAP	Reported	Non-GAAP Entries			Non-GAAP

Revenue	$3,068,771	$-			$3,068,771	$2,375,687	$-			$2,375,687
		(8,200)	(A	)
Cost of revenue	1,768,322	(16,000)	(B	)	1,744,122	1,465,654	(762)	(A	)	1,464,892

Gross profit	1,300,449	24,200			1,324,649	910,033	762			910,795

Operating expenses:
		(70,077)	(A	)
Research and development	553,467	(13,400)	(C	)	469,990	357,123	(5,024)	(A	)	352,099
		(38,458)	(A	)
Sales, general and administrative	293,530	(1,500)	(B	)	253,572	202,088	2,354	(A	)	204,442
Settlement costs	-	-			-	14,158	-			14,158

Total operating expenses	846,997	(123,435)			723,562	573,369	(2,670)			570,699

Operating income	453,452	147,635			601,087	336,664	3,432			340,096

Interest and other income, net	41,028	-			41,028	20,124	-			20,124

Income before income tax expense	494,480	147,635			642,115	356,788	3,432			360,220

Income tax expense	46,350	17,862	(D	)	64,212	55,612	2,023	(D	)	57,635

Income before change in accounting principle	448,130	129,773			577,903	301,176	1,409			302,585

Cumulative effect of change in accounting principle (E)	704	(704)			-	-	-			-

Net income	$448,834	$129,069			$577,903	$301,176	$1,409			$302,585

Basic net income per share	$1.27				$1.64	$0.89				$0.89
Diluted net income per share	$1.15				$1.50	$0.82				$0.83

Shares used in basic per share computation (F)	352,404	-			352,404	339,380	-			339,380
Shares used in diluted per share computation (F)	391,504	(7,168)	(G	)	384,336	365,704	198	(G	)	365,902

(A) Stock-based compensation expense.
(B) Excludes $17.5 million of patent license fees for past usage.
(C) Excludes $13.4 million of In-Process Research & Development related to our acquisition of PortalPlayer.
(D) Income tax expense impact of non-GAAP entries.
(E) Reflects the net cumulative impact of estimating forfeitures as a result of the adoption of SFAS 123R.
(F) Reflects a two-for-one stock split effective on April 6, 2006.
(G) Reflects an adjustment for (7,168) shares and 198 shares for the twelve months ended January 28, 2007 and January 29, 2006, respectively, to the diluted outstanding shares calculated under SFAS 123R to conform to diluted outstanding shares calculated under prior accounting standards (APB25).

NVIDIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 28,	January 29,
	2007	2006 (As restated)
ASSETS

Current assets:
Cash, cash equivalents and marketable securities	$1,117,850	$950,174
Accounts receivable, net	518,680	318,186
Inventories	354,680	254,870
Prepaid expenses and other current assets	31,141	24,387
Deferred income taxes	9,419	2,682

Total current assets	2,031,770	1,550,299

Property and equipment, net	260,828	178,152
Deposits and other assets	28,349	27,477
Goodwill	301,425	145,317
Intangible assets, net	45,511	15,421
Deferred Income Taxes	7,380	38,021

Total assets	$2,675,263	$1,954,687

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$272,075	$179,395
Accrued liabilities	366,732	259,264
Current debt obligations	-	-

Total current liabilities	638,807	438,659

Other long-term liabilities	29,537	20,036

Stockholders' equity	2,006,919	1,495,992

Total liabilities and stockholders' equity	$2,675,263	$1,954,687